Exhibit 99.1

Origin Materials Announces Organizational Streamlining to Support Priority Initiatives

WEST SACRAMENTO, Calif. (November 20, 2023) – Origin Materials, Inc. (“Origin,” “Origin Materials,” or the “Company”) (NASDAQ: ORGN, ORGNW), the world’s leading carbon negative materials company with a mission to enable the world’s transition to sustainable materials, today announced an organizational realignment that reflects the acceleration of higher margin revenue opportunities and the deferral of research programs with strong, but longer-term economic impacts.

“Consistent with our previously announced focus on near-term revenue opportunities and cash management as we commercialize the business and deploy our technology platform, we have taken action to reduce certain expenses and reallocate resources,” said John Bissell, Co-Founder and Co-CEO of Origin Materials. “The changes we are implementing support our plan to execute priority initiatives representing high-margin, near-term opportunities, while deferring some research programs with strong, but longer-term economic impacts. We believe these actions will substantially extend our cash resources while maintaining momentum with our partners, who are committed to bringing Origin’s technology to market. This was a difficult decision that involves parting ways with many talented team members who have committed themselves to our mission. We are deeply appreciative of their contributions to Origin and will do our best to support them in future endeavors.”

Origin expects the workforce changes to be largely completed today, November 20, 2023. The Company anticipates that it will incur approximately $2.7 million in restructuring charges in connection with the roughly 30% workforce reduction, consisting of cash expenditures for employee separation costs of approximately $0.5 million and non-cash expenses for the accelerated vesting of certain equity awards of approximately $2.2 million.

“The fundamentals of our business and the global macro drivers of our carbon-negative materials platform remain strong,” said Bissell. “We are confident in the health and long-term success of the business as we approach the $1 trillion addressable market for our sustainable alternatives to petroleum-based materials.”

About Origin Materials

Headquartered in West Sacramento, Origin Materials is the world’s leading carbon negative materials company. Origin’s mission is to enable the world’s transition to sustainable materials. For over a decade, Origin has developed a platform for turning the carbon found in inexpensive, plentiful, non-food biomass such as sustainable wood residues into useful materials while capturing carbon in the process. Origin’s patented technology platform can help revolutionize the production of a wide range of end products, including clothing, textiles, plastics, packaging, car parts, tires, carpeting, toys, fuels, and more with a ~$1 trillion addressable market. In addition, Origin’s technology platform is expected to provide stable pricing largely decoupled from the petroleum supply chain, which is exposed to more volatility than supply chains based on sustainable wood residues. Origin’s patented drop-in core technology, economics and carbon impact are supported by a growing list of major global customers and investors.

For more information, visit www.originmaterials.com.

Cautionary Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,”

“predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Origin Materials’ business strategy, estimated total addressable market, ability to enter new end-markets, ability to develop new product categories, commercial and operating plans, product development plans, statements regarding the percentage of employees that will be affected, the estimate and timing of the charges that will be incurred, the potential to streamline the Company’s operations and conserve its cash resources, the potential benefits of deferring development programs with longer-term economic impacts and accelerating higher-margin revenue opportunities, and ability to maintain momentum with our partners. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Origin Materials and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Origin Materials. These forward-looking statements are subject to a number of risks and uncertainties, including that Origin Materials may be unable to successfully commercialize its products; the effects of competition on Origin Materials’ business; the uncertainty of the projected financial information with respect to Origin; disruptions and other impacts to Origin’s business as a result of outbreaks such as the COVID-19 pandemic, Russia’s military intervention in Ukraine, the impact of severe weather events, and other global health or economic crises; changes in customer demand; and those factors discussed in the Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) on November 9, 2023, under the heading “Risk Factors,” and other documents Origin Materials has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Origin Materials presently does not know, or that Origin Materials currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Origin Materials’ expectations, plans, or forecasts of future events and views as of the date of this press release. Origin Materials anticipates that subsequent events and developments will cause its assessments to change. However, while Origin Materials may elect to update these forward-looking statements at some point in the future, Origin Materials specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Origin Materials’ assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Investors:
ir@originmaterials.com

Media:
media@originmaterials.com